Exhibit 99.1

MAIDENFORM COMPLETES REFINANCING OF CREDIT FACILITY

Bayonne, New Jersey, June 18, 2007—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today announced that the Company has completed the refinancing of its existing credit facility with a new $150 million credit facility, reflecting a reduction of total debt outstanding of $10 million since the end of the first quarter of 2007.

The new credit facility includes a 7-year Term Loan of $100 million and 5-year revolving line of credit of $50 million. Interest rates are determined on a pricing grid based on Maidenform’s total debt to EBITDA ratio. Borrowings under this new facility can be either at prime rate or at LIBOR plus a premium. The initial LIBOR rate will include a premium of 1.25% with further reductions available upon the achievement of certain financial ratios.

“We are extremely pleased with the terms of our new credit facility, which reflects the lending community’s confidence in Maidenform’s strengthening financial performance, as well as in our strategic growth and cost management plans going forward,” stated Dorvin Lively, Executive Vice President and Chief Financial Officer of Maidenform. “In addition to expanding the maturity dates of our revolver and Term Loan and providing flexibility for expanding the credit facility, this new facility will reduce our annual interest expense.”

Caisse de dépôt et placement du Québec is the sole lead arranger and Bank of America, N.A. is a joint lender and administrative agent for the new credit facility.

About Maidenform Brands, Inc.

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During the Company’s 85-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates® and Self Expressions®. Maidenform products are currently distributed in approximately 55 countries and territories.

Maidenform Contact:

Felise Glantz Kissell

Vice President, Investor Relations

(201) 243-2363 or fkissell@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements:  the Company’s growth cannot be assured and any growth may be unprofitable; the Company’s history of losses; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s substantial leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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